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                                                                    EXHIBIT 23.7

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the reference to us under the heading "Experts" in the Registration Statement on Form S-3 and related Prospectus of Medical Resources, Inc. and to the incorporation by reference therein of our report dated July 11, 1997, with respect to the financial statements of South Brevard Imaging, a division of Melbourne Neurologic, P.A. at December 31, 1996, and for the year then ended, included in Medical Resources, Inc.'s Amendment No. 2 of its Current Report on Form 8-K/A filed with the Securities and Exchange Commission.

/s/ Mark J. Burger, P.A.
Mark J. Burger, P.A.


West Palm Beach, FL
December 10, 1997